FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION PROVIDES UPDATES ON ITS BUSINESS REALIGNMENT
AND TRANSFORMATION INITIATIVES TO ENHANCE SHAREHOLDER VALUE

Company continues to realign its business, which is expected to result in predominantly non-cash impairment and restructuring charges in the Fiscal 2019 fourth quarter; new segment reporting structure created for Fiscal 2020; Board of Directors authorizes increase in Stock Repurchase Program to three million shares

ORLANDO, Fla., April 29, 2019 - VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for global markets, today provided updates on several matters pertaining to its business, unaudited financials and plans to enhance shareholder value.

Restructuring of the Premium Audio and Consumer Accessories Segments

Over the past several months, the Company has worked to realign its Consumer Accessories and Premium Audio operations to lower fixed costs, generate efficiencies and better leverage resources. The Company continues to integrate its Magnat GmbH operations into Klipsch Europe, expected to be completed in June 2019, and has successfully combined the international accessories operations of Oehlbach and Schwaiger into one entity in Germany. The Company continues to realign its domestic accessories operations and commenced a comprehensive SKU rationalization program to discontinue certain product lines, in order to focus on offerings with longer lifecycles, more sustainable gross margins and better growth potential. Significant progress has been made to date, and the SKU rationalization program is expected to continue in Fiscal 2020. Management has also instituted cost-containment programs throughout the Company, resulting in lower fixed expenses this Fiscal year that are expected to result in further expense reductions in Fiscal 2020. Due to these and other actions, the Company incurred severance and restructuring cash charges in its Fiscal 2019 fourth quarter of approximately $4.6 million.

The Company also expects to take a non-cash impairment charge in its Fiscal 2019 fourth quarter of approximately $16.5 million relating to the Notes Receivable from 360fly, Inc. The potential for an impairment charge was disclosed in the Company’s Form 8-K filed on January 29, 2019 with the Securities and Exchange Commission.

The Company is currently preparing the valuation reports related to the proper carrying value of certain intangibles, and intellectual property and Intercompany Notes Receivable associated with EyeLock. The potential exists for additional non-cash impairment charges related to these ongoing valuations to be recognized in the Company’s Fiscal 2019 fourth quarter.

Due to all the restructuring activities completed and underway, the Company expects to report a net loss in Fiscal year 2019. Adjusted EBITDA, which excludes one-time, non-recurring charges, is expected to be positive.

Balance Sheet Update and Authorization of a New Stock Repurchase Program

VOXX International Corporation’s balance sheet remains strong and the Company anticipates it will report that its Fiscal year 2019 ended with approximately $58.0 million in cash and no debt outstanding under its $140.0 million Credit Facility. The Company has sufficient capital to meet all anticipated funding requirements and to pursue its strategy of identifying potential acquisitions that can further strengthen its product offering, competitive position, financial performance and valuation.

Based on the Company’s cash position, business outlook and current share price, the Board has authorized the Company to repurchase up to 3.0 million shares of its Class A Common Stock, an increase of approximately 1.6 million shares over the remaining balance of the prior authorization, from time to time in the open market or otherwise, subject to market conditions and other factors. The Company believes the repurchase of shares represents a strong use of capital.

New Reporting Structure in FY 2020

As a result of the business transformation and realignment initiatives, effective March 1, 2019, the Company realigned its operating structure and reporting segments. Moving forward, the Company will be reporting financial results for: 1) Automotive Electronics, which consists of the OEM and aftermarket business in the Automotive market; 2) Consumer Electronics, which consists of the former reporting segments of Premium Audio and Consumer Accessories and excludes EyeLock LLC; and 3) Biometrics, which consists of the operations of EyeLock LLC, the Company’s majority-owned subsidiary. It is management’s belief that by combining the Premium Audio and Consumer Accessories businesses into one reporting segment and operating the business as such, additional synergies can be generated, leading to improved shareholder value. Additionally, by separating EyeLock LLC from the former Consumer Accessories segment and creating a separate reporting segment, investors will have greater visibility into the operational and financial performance of the Company and the anticipated improvements in EyeLock in Fiscal 2020 and beyond.

Pat Lavelle, President and CEO of VOXX International Corporation stated, “We have taken numerous actions that will position VOXX for profitability in the years ahead, with more actions planned in the coming year. The restructuring of our business will enable us to focus on more sustainable and profitable product lines, streamline operations, and generate future savings. We will provide additional information on our year-end conference call in May when our Fiscal 2019 results are reported.”

Lavelle continued, “Our transformation is not done. As we’ve stated previously, we may look to divest additional assets, further strengthening our balance sheet and we will continue to look for accretive acquisitions that will drive top-line growth and Adjusted EBITDA. We are also evaluating instituting other corporate initiatives to enhance shareholder value. Our balance sheet and cash position are strong, and we believe the repurchase of our stock represents a good use of capital. On the business front, we are taking a cautious outlook with respect to the global car market, but see offsetting opportunities emerging, particularly in the premium audio and healthcare spaces near-term. We intend to continue our investment in EyeLock, as we expect new business from the launch of their EXT solution and current embedded solutions, and other deals they are working on. Management continues to explore all avenues to enhance efficiencies, lower expenses and improve bottom-line performance, to position our Company to generate more consistent profitability.”

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in many automotive and consumer electronics and accessories categories, as well as premium high-end audio. Today, VOXX International is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world’s leading automotive manufacturers. The Company has an international footprint in Europe, Asia and Latin America, and a growing portfolio, which is comprised of over 30 trusted brands. For additional information, please visit our website at www.voxxintl.com.

Safe Harbor Statement
Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, the Company’s ability to realize the anticipated results of its business realignment; the completion of the ongoing impairment valuation; the ability to successfully complete transactions under negotiation for EyeLock; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive, premium audio and consumer accessories businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2018 and will be updated in the Company’s Form 10-K for the fiscal year ended February 28, 2019.

Company Contact:
Glenn Wiener, President
GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com